UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 April 8, 2020

MakingOrg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55260	39-2079723
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

618 Brea Canyon Rd. Ste A, Walnut, CA 91789

(Address of principal executive offices)

213-805-5799

 (Registrant's telephone number, including area code)

___________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

MakingOrg, Inc. (the “Company”) hereby announces that it is relying the order of the Securities and Exchange Commission, Release No. 34-88318, dated March 4, 2020 for the extension of the filing deadline of its Annual Report on Form 10-K, for the year ended December 31, 2019. There was an outbreak of Coronavirus in China at the end of January, 2020. In order to avoid the risk of the virus spreading, the Chinese government required enterprises to delay the resumption of work and production. Such delay directly caused a delay in the entry time of the on-site audit by the Company’s independent public accountant, as could be allowed by the Company.

The Company expects the Annual Report to be filed by May 14, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MakingOrg, Inc.

Date: April 8, 2020	/s/ Juanzi Cui
By: Juanzi Cui
Title: President

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